UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 24, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-752-3922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On the dates set forth in the table below, Dynamic Applications Corp. (the "Registrant") issued and/or sold restricted shares of its common stock to named individuals and entities in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act.

Name of Issuee	Date of Issuance	Bases for Issuance	Cash Consideration Per Share	Shares Issued
Invita Pharmaceuticals LLC (1)	8/17/2014	Subscription Agreement	$0.09 per share	1,322,222
Alan L. Talesnick	7/12//14	Subscription Agreement	$0.15 per share	166,666
Gil Cohen	7/12/2014	Subscription Agreement	$0.15 per share	500,000
H. Leigh Severance Inc. Pension Plan and Trust (2)	7/8/2014	Subscription Agreement	$0.15 per share	834,000
H. Leigh Severance Inc. (3)	7/8/2014	Subscription Agreement	$0.15 per share	834,000
NE Solutions Ltd (4)	8/18/2014	Subscription Agreement	$0.15 per share	1,360,000
Prop Trade Ltd (5)	9/23/2014	Subscription Agreement	$0.09 per share	1,111,111
Short Trade Ltd (6)	9/23/2014	Subscription Agreement	$0.09 per share	1,111,111
				Total: 7,239,110

(1) Invita Pharmaceuticals LLC is controlled by Richard S. Greenberg, a resident of the State of Colorado.
(2) H. Leigh Severance Inc. Pension Plan and Trust is controlled by H. Leigh Severance, a resident of the State of Colorado.
(3) H. Leigh Severance Inc. is controlled by H. Leigh Severance, a resident of the State of Colorado.
(4) NE Solutions Ltd is controlled by Lee Yit Tong, a resident of Singapore.
(5) Prop Trade is controlled by Charlote Eilin Tay, a resident of Singapore
(6) Short Trade Ltd is controlled by Shlomo Noyman, a resident of Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	CEO

Date: September 24, 2014